Exhibit 4.2




                                     BYLAWS
                                       OF
                        VIDEO LOTTERY TECHNOLOGIES, INC.


                                   ARTICLE I.
                             Offices, Corporate Seal

     Section 1.01. Offices. This corporation shall have a registered office, a principal office and such other offices as the Board of Directors may determine.

     Section 1.02. Corporate Seal. This corporation shall have no corporate seal.

                                   ARTICLE II.
                            Meetings of Stockholders

     Section 2.01. Place and Time of Meetings. Meetings of the stockholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, the meeting shall be held at the principal office. In the absence of a designation of time, the meeting shall be held at 10:00 a.m.

     Section 2.02. Annual Meetings. The annual meeting of the stockholders of this corporation for the election of directors and for the transaction of any other proper business, notice of which was given in the notice of the meeting, shall be held in April of each year on such business day as the Secretary of this corporation shall determine from time to time, or such other day or time as the Board of Directors may determine from time to time. However, the necessity of such annual meeting of stockholders may be dispensed with if it is determined by the President to seek the written consent of the stockholders. If a sufficient number of written consents are not obtained prior to the appointed time as hereinabove provided, the Board of Directors shall cause an annual meeting to be held as soon thereafter as possible.

     Section 2.03. Business. To be properly brought before an annual meeting of stockholders, business must be either (1) specified in the notice of the meeting, (2) directed to be brought before the meeting by the board of directors or (3) proposed by a stockholder in the manner herein provided. Subject to
Section 2.04, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice to the Secretary of this corporation so as to be received at the principal executive offices of this corporation not less than 50 days or more than 90 days prior to the date on which the annual meeting is to be held, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder must be so given and received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such notice shall set forth (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business, (2) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (3) the class and number of shares of this corporation beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (4) any material interest of the stockholder in such business.

     Section 2.04. Nomination of Directors. Only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as directors. Nominations of persons for election as directors may be made at a meeting of stockholders called for the purpose of electing directors (a) by or at the direction of the board of directors or (b) by any stockholder in the manner herein provided. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Secretary of this corporation so as to be received at the principal executive offices of this corporation not less than 50 days or more than 90 days prior to the date on which the meeting is to be held, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice

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by the  stockholder  must be so given and  received  not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. Such notice shall set forth (a) as to each person the stockholder proposes to nominate (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of this corporation beneficially owned by the nominee and (4) any other information required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (1) the name and record address of the stockholder and any other stockholders known by such stockholder to be supporting such proposal and (2) the class and number of shares of this corporation beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice. Such notice must also include a signed consent from each nominee that such nominee is willing to serve as a director of this corporation, if elected.

     Section 2.05. Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called only by the Board of Directors, by the Executive Committee or by the stockholders owning a majority of the shares outstanding and entitled to vote. Business transacted at any special meeting shall be limited to the purposes stated in the notice of meeting and properly brought to the meeting as determined by the chairman of the meeting.

     Section 2.06. Quorum, Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.07. Organization. At each meeting of the stockholders, the Chairman of the Board, or in his absence the Chief Executive Officer or in his absence the President or in his absence a chairman chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman of the meeting; and the Secretary of this corporation, or in his absence an Assistant Secretary or in his absence any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

     Section 2.08. Order of Business. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.

     Section 2.09. Voting. Each stockholder of this corporation entitled to vote at a meeting of stockholders, or entitled to express consent in writing to the corporate action without a meeting, shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of this corporation. Upon the request of any stockholder, the vote upon any question before a meeting shall be by written ballot, and all elections of directors shall be by written ballot. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these Bylaws. Any action to be taken by written consent without a meeting may be taken by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. For the election of directors, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors. If directors are to be elected by consent in writing of the stockholders without a meeting, those persons receiving the consent in writing of the largest number of shares in the aggregate and constituting not less than a majority of the total outstanding shares entitled to consent in writing thereon (up to and including the number of directors to be elected) shall be directors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same shares, unless the Secretary of this corporation shall have been given written notice to the contrary and shall have been furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, their acts with respect to voting shall have the following effect:


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          (i)       if only one shall vote, his act shall bind all.

          (ii) if more than one shall vote, the act of the majority voting shall bind all.

          (iii) if more than one shall vote, but the votes shall be evenly split on any particular matter, then, except as otherwise required by statute, each fraction may vote the shares in question proportionately.

     Section 2.10. Inspectors of Election. Prior to each meeting of the stockholders, the chairman of such meeting shall appoint one or more inspectors of election to act. This corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election so appointed shall first subscribe an oath or affirmation briefly to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability. Such inspectors of election shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof, all as required or permitted by statute, the Certificate of Incorporation or these Bylaws. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, and no revocations thereof or changes thereto, shall be accepted by the inspectors of election after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise. An inspector of election need not be a stockholder of this corporation, and any officer or employee of this corporation may be an inspector of election on any question other than a vote for or against his election to any position with this corporation or on any other question in which he may be directly interested.

     Section 2.11. Notices of Meetings and Consents. Every stockholder shall furnish the Secretary of this corporation with an address at which notices of meetings and notices and consent material with respect to proposed corporate action without a meeting and all other corporate communications may be served on or mailed to him. Except as otherwise provided by the Certificate of Incorporation or by statute, a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting or the date on which the corporate action without a meeting is proposed to be taken to each stockholder of record of this corporation entitled to vote at such meeting by delivering such notice of meeting to him personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address shown upon the records of this corporation. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

     Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or consent to corporate action without a meeting may authorize, in the manner permitted by statute, the Certificate of Incorporation or these bylaws, another person or persons to act for him by proxy. If any such instrument designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after three years from the date of its execution unless the proxy provides for a longer period. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument revoking it or proxy bearing a later date is filed with the Secretary.

     Section 2.13. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

     Section 2.14. Written Action. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than

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unanimous  written  consent  shall be given to those  stockholders  who have not consented in writing.

     Section 2.15. Stockholder List. The officer who has charge of the stock ledger of this corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                                  ARTICLE III.
                               Board of Directors

     Section 3.01. General Powers. The business of this corporation shall be managed by the Board of Directors.

     Section 3.02. Number, Qualification and Term of Office. The number of directors may be fixed from time to time by a resolution adopted by a majority of the total number of directors but shall not be less than three (3) or greater than eleven (11). Directors need not be stockholders. Except as provided by law, the Certificate of Incorporation or the provisions of this Article III, each director shall hold office until the annual meeting of stockholders next held after his election or until the stockholders have elected directors by consent in writing without a meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 3.03. Annual Meeting. As soon as practicable after each election of directors, the Board of Directors shall meet at the registered office of this corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of this corporation and for the transaction of such other business as may come before the meeting.

     Section 3.04. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

     Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

     Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least 24 hours' notice thereof to each director by mail, telephone, telegram or in person. Notice shall be effective upon receipt.

     Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.08. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.

     Section 3.09. Vacancies. Except as provided by the Certificate of Incorporation, any vacancy among the directors or increase in the authorized number of directors shall be filled for the unexpired term by a majority of the directors then in office though less than a quorum or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.


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     Section  3.10.  Removal.  Any  director  may be removed  from office at any meeting of the stockholders only for cause by holders of a majority of the voting power of all the outstanding shares of this corporation's capital stock entitled to vote generally in the election of directors, voting together as a single class. If the entire Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting.

     Section 3.11. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of two or more of the directors of this corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of this corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 3.12. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 3.13. Compensation. Directors who are not salaried officers of this corporation may receive a fixed sum per meeting attended or a fixed annual sum and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve this corporation in any other capacity and receive proper compensation therefor.

     Section 3.14. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

                                   ARTICLE IV.
                                    Officers

     Section 4.01. Number. The officers of this corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, at least one Vice President, a Secretary, a Chief Financial Officer, a Treasurer and any officers and agents as the Board of Directors by a majority vote of the total number of directors may designate. Any person may hold two or more offices.

     Section 4.02. Election, Term of Office, and Qualifications. At each annual meeting of the Board of Directors all officers, from within or without their number, shall be elected. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified, or until such office is eliminated by a vote of the majority of all directors.
Officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

     Section 4.03. Removal and Vacancies. Any officer may be removed from his office by a majority vote of the total number of directors with or without cause. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

     Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

     Section 4.05. Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of this corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and directors. He shall see that all orders and resolutions of the directors are carried into effect. He may

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execute and deliver in the name of this corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of this corporation and in general shall perform all duties usually incident to the office of the Chief Executive Officer. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

     Section 4.06. President. The President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

     Section 4.07. Vice President. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer. In the event of absence or disability of the President, Vice Presidents shall succeed to the powers and duties of the President in the order designated by the Board of Directors.

     Section 4.08. Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of this corporation. He shall give proper notice of meetings of stockholders and the Board of Directors. He shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

     Section 4.09. Chief Financial Officer. The Chief Financial Officer shall keep accurate accounts of all moneys of this corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of and to the credit of this corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse for deposit all notes, checks and drafts received by this corporation. He shall disburse the funds of this corporation as ordered by the directors, making proper vouchers therefor. He shall render to the Board of Directors and the Chief Executive Officer whenever required an account of all his transactions as Chief Financial Officer and of the financial condition of this corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors and the Chief Executive Officer.

     Section 4.10. Treasurer. The Treasurer shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

     Section 4.11. Duties of Other Officers. The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

     Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

                                   ARTICLE V.
                            Shares and Their Transfer

     Section 5.01. Certificates for Stock. Every holder of stock in this corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in this corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of this corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Every certificate surrendered to this corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 5.05.

     Section 5.02. Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of this corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to this corporation in monetary terms of any consideration other than cash for which shares are allotted. Stock so issued shall be fully paid and nonassessable. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by this corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

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     Section 5.03.  Partly Paid Stock.  This  corporation may issue the whole or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid stock, this corporation shall declare a dividend upon partly paid stock of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. The Board of Directors may, from time to time, demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to this corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed at least 30 days before the time for such payment, to each holder of or subscriber for stock which is not fully paid at his last known post-office address.

     Section 5.04. Transfer of Stock. Transfer of stock on the books of this corporation may be authorized only by the stockholder named in the certificate, the stockholder's legal representative or the stockholder's duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. This corporation may treat as the absolute owner of stock of this corporation the person or persons in whose name stock is registered on the books of this corporation.

     Section 5.05. Loss of Certificates. Any stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give this corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify this corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one claimed to have been lost, stolen or destroyed.

     Section 5.06. Facsimile Signature. Whenever any certificate is countersigned by a transfer agent or by a registrar other than this corporation or its employee, then the signatures of the officers or agents of this corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by this corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI.
                            Dividends, Surplus, Etc.

     Section 6.01. Dividends. The Board of Directors may declare dividends from this corporation's surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year in such amounts as in their opinion the condition of the affairs of this corporation shall render it advisable, unless otherwise restricted by law.

     Section 6.02. Use of Surplus, Reserves. The Board of Directors may use any of its property or funds, unless such would cause an impairment of capital, in purchasing any of the stock, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of this corporation. The Board of Directors may from time to time set aside from its surplus or net profits such sums as it deems proper as a reserve fund for any purpose.

                                  ARTICLE VII.
                      Books and Records, Audit, Fiscal Year

     Section 7.01. Books and Records. The Board of Directors of this corporation shall cause to be kept: (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

     Section 7.02. Audit. The Board of Directors shall cause the records and books of account of this corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

     Section 7.03. Annual Report. The Board of Directors shall cause to be filed with the Delaware Secretary of State in each year the annual report required by law.

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     Section 7.04. Fiscal Year. The fiscal year of this corporation shall end on
December 31 of each year.

     Section 7.05. Examination by Stockholders. Any stockholder of record of this corporation, upon written demand under oath stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, during usual business hours, for any proper purpose, this corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. Holders of voting trust certificates representing stock of this corporation shall be regarded as stockholders for the purpose of this subsection. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to this corporation at its registered office in Delaware or at its principal office.

                                  ARTICLE VIII.
                                 Indemnification

     Section 8.01. This corporation shall indemnify all officers and directors of this corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by Section 145 of the Delaware Corporation Law, as now enacted or hereafter amended. Unless otherwise approved by the Board of Directors or required by law or contract, this corporation shall not indemnify any employee or agent of this corporation who is not otherwise entitled to indemnification pursuant to the prior sentence of this
Section 8.01.

                                   ARTICLE IX.
                        Payment of Investigation Expenses

     Section 9.01. This corporation shall pay all costs and expenses of any officer, director or employee which are required or occasioned by any investigation by, or the investigatory requirements of, any regulatory agency or authority relating to licenses, licensing or operating authority for this corporation or any of its subsidiaries in any jurisdiction.

                                   ARTICLE X.
                                  Miscellaneous

     Section 10.01. Fixing Date for Determination of Stockholders of Record.

     (a) In order that this corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

     (b) If no record date is fixed:

                    (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                    (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to this corporation.

                    (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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     Section  10.02.  Periods of Time.  During any period of time  prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

     Section 10.03. Voting Securities Held by this Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive -Officer shall have full power and authority on behalf of this corporation (a) to attend and to vote at any meeting of security holders of other corporations in which this corporation may hold securities; (b) to execute any proxy for such meeting on behalf of this corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that this corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

     Section 10.04. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of this corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by this corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE XI.
                                   Amendments

     Section 11.01. These Bylaws may be amended, altered or repealed by the Board of Directors or the stockholders at any meeting upon proper notice; provided, however, that the affirmative vote of the holders of not less than 66-2/3% of the voting power of all the outstanding shares of this corporation's capital stock entitled to vote shall be required for stockholders of this corporation to amend, alter, repeal or adopt any provisions inconsistent with Sections 2.03, 2.04, 2.05, 3.02, 3.10 or 11.01 of these Bylaws.




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